UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2011

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into Material Definitive Agreement

On August 30, 2011, we entered into a share cancellation agreement with Peter Wudy, our director and officer for the cancellation of 30,000,000 shares of our common stock held by Mr. Wudy for no cash consideration. Mr. Wudy will retain 30,000,000 shares of our common stock, or approximately 36.8%, of the 81,527,753 shares of common stock we have issued and outstanding.

Item 3.02         Unregistered Sales of Equity Securities

On August 30, 2011, we issued an aggregate of 333,333 shares of our common stock at a price of $0.75 per share, to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933, pursuant to the closing of a private placement, for aggregate gross proceeds of $250,000.

Item 9.01         Financial Statements and Exhibits

10.1	Share Cancellation Agreement with Peter Wudy dated August 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: August 31, 2011